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EXHIBIT 23.8

Consent of Sandler O'Neill & Partners, L.P.

        We hereby consent to the inclusion of our opinion letter dated July 14, 2003 to the Board of Directors of Sterling Financial Corporation (the "Company") as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of Klamath First Bancorp, Inc. with and into the Company contained in the Company's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on or about the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Sandler O'Neill & Partners, L.P.

September 12, 2003

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  EXHIBIT 23.8